UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Secured Notes Indenture

On July 27, 2016 (the “Closing Date”), WMG Acquisition Corp. (“Warner Music Group” or the “Issuer”), an indirect, wholly-owned subsidiary of Warner Music Group Corp. (the “Company”), issued and sold $300 million in aggregate principal amount of its 5.000% Senior Secured Notes due 2023 (the “Notes”) under the Indenture, dated as of November 1, 2012 (the “Secured Notes Base Indenture”), among the Issuer, the guarantors party thereto, Credit Suisse AG, as Notes Authorized Agent and Collateral Agent, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of July 27, 2016 (the “Supplemental Indenture” and, together with the Secured Notes Base Indenture, the “New Secured Notes Indenture”), among the Issuer, the guarantors party thereto and the Trustee.

Interest on the Notes will accrue at the rate of 5.000% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2017.

Ranking

The Notes are the Issuer’s senior secured obligations and are secured on an equal and ratable basis with all existing and future indebtedness secured with the same security arrangements as the Notes, including the Existing Secured Notes and the Credit Facilities (each as defined below). The Notes rank senior in right of payment to the Issuer’s subordinated indebtedness; rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness, including the Issuer’s 6.750% Senior Notes due 2022 (the “Existing Unsecured Notes”), the Issuer’s 5.625% Senior Secured Notes due 2022 (the “5.625% Existing Secured Notes”), 6.000% Senior Secured Notes due 2021 (the “6.000% Existing Secured Notes”), the Issuer’s 6.250% Senior Secured Notes due 2021 (the “6.250% Existing Secured Notes” and, together with the 5.625% Existing Secured Notes and the 6.000% Existing Secured Notes, the “Existing Secured Notes”) and indebtedness under the Issuer’s senior secured revolving credit facility with Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Revolving Credit Facility”) and the Issuer’s senior secured term loan credit facility with Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Term Credit Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”) and any future senior secured credit facility; are effectively senior to the Issuer’s unsecured senior indebtedness, including the Existing Unsecured Notes, to the extent of the value of the collateral securing the Notes; and are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the Issuer’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Issuer or one of its subsidiary guarantors (as such term is defined below).

Guarantees

The Notes are fully and unconditionally guaranteed on a senior secured basis by each of the Issuer’s existing direct or indirect wholly-owned domestic restricted subsidiaries and by any such subsidiaries that guarantee obligations of the Issuer under the Credit Facilities, subject to customary exceptions. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Each subsidiary guarantee is a senior secured obligation of such subsidiary guarantor and is secured on an equal and ratable basis with all existing and future obligations of such subsidiary guarantor that are secured with the same security arrangements as the guarantee of the Notes (including the subsidiary guarantor’s guarantee of obligations under the Existing Secured Notes and the Credit Facilities). Each subsidiary guarantee ranks senior in right of payment to all subordinated obligations of the subsidiary guarantor; is effectively senior to the subsidiary guarantor’s existing unsecured obligations, including the subsidiary guarantor’s guarantee of the Existing Unsecured Notes, to the extent of the collateral securing such guarantee; ranks equally in right of payment with all of the subsidiary guarantor’s existing and future senior obligations, including the subsidiary guarantor’s guarantee of the Credit Facilities and any future senior secured credit facility, the Existing Secured Notes and the Existing Unsecured Notes; and is structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any non-guarantor subsidiary of the subsidiary guarantor (other than indebtedness and liabilities owed to the Issuer or one of its subsidiary guarantors). Any subsidiary guarantee of the Notes may be released in certain circumstances. On the Closing Date, the Company issued a guarantee whereby it fully and unconditionally guaranteed (the “Guarantee”) the payments of Issuer on the Notes. A copy of the Guarantee is attached as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Guarantee.

Optional Redemption

At any time prior to August 1, 2019, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including the aggregate principal amount of any additional securities constituting Notes) issued under the New Secured Notes Indenture, at its option, at a redemption price equal to 105% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with funds in an aggregate amount not exceeding the net cash proceeds of one or more equity offerings by the Issuer or any contribution to the Issuer’s common equity capital made with the net cash proceeds of one or more equity offerings by the Issuer’s direct or indirect parent; provided that:

(1) at least 50% of the aggregate principal amount of the Notes originally issued under the New Secured Notes Indenture (including the aggregate principal amount of any additional securities constituting Notes issued under the New Secured Notes Indenture) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such equity offering.

The Notes may be redeemed, in whole or in part, at any time prior to August 1, 2019, at the option of the Issuer, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable make-whole premium as of, and accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after August 1, 2019, the Issuer may redeem all or a part of the Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2019	102.500%
2020	101.250%
2021 and thereafter	100.000%

In addition, during any 12-month period prior to August 1, 2019, the Issuer will be entitled to redeem up to 10% of the original aggregate principal amount of the Notes (including the principal amount of any additional securities of the same series) at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control

Upon the occurrence of a change of control, which is defined in the Secured Notes Base Indenture, each holder of the Notes has the right to require the Issuer to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The New Secured Notes Indenture contains covenants limiting, among other things, the Issuer’s ability and the ability of most of its subsidiaries to: incur additional indebtedness or issue certain preferred shares; pay dividends on or make distributions in respect of its capital stock or make investments or other restricted payments; create restrictions on the ability of its restricted subsidiaries to pay dividends to it or make certain other intercompany transfers; sell certain assets; create liens; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and enter into certain transactions with its affiliates.

Events of Default

The New Secured Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on New Secured Notes to become or to be declared due and payable.

The New Secured Notes were issued under the Secured Notes Base Indenture, a copy of which is attached as Exhibit 4.2 to Warner Music Group Corp.’s Current Report on Form 8-K filed on November 7, 2012, and the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture.

Senior Term Loan Credit Agreement Amendment

As previously disclosed, on July 15, 2016, the Issuer received lender consent to, and executed, an amendment (the “Senior Term Loan Credit Agreement Amendment”) to the credit agreement, dated November 1, 2012 (as amended by the amendment dated as of May 9, 2013) (the “Senior Term Loan Credit Agreement”). The Senior Term Loan Credit Agreement Amendment (among other changes) conforms certain baskets governing the ability to incur debt and liens to the equivalent provisions applicable to the Notes. The effectiveness of such changes to the baskets was subject to certain conditions, which have now been satisfied by the completed issuance and sale of the Notes and the prepayment, pursuant to the prepayment notice dated July 22, 2016, of $295.5 million of the Tranche B Term Loans (as defined in the Senior Term Loan Credit Agreement) with the net proceeds from the sale of the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the Notes and the Company’s Guarantee is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Guarantee, dated July 27, 2016, issued by Warner Music Group Corp., relating to the 5.000% Senior Secured Notes due 2023.

4.2	Indenture, dated as of November 1, 2012, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto, Credit Suisse AG, as Notes Authorized Agent and as Collateral Agent, and Wells Fargo Bank, National Association, as Trustee, providing for the issuance of secured notes in series.(1)

4.3	Fifth Supplemental Indenture, dated as of July 27, 2016, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 5.000% Senior Secured Notes due 2023.

(1)	Incorporated by reference to Warner Music Group Corp.’s Current Report on Form 8-K filed on November 7, 2012 (File No. 001-32502).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel
and Secretary

Date: July 27, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Guarantee, dated July 27, 2016, issued by Warner Music Group Corp., relating to the 5.000% Senior Secured Notes due 2023.

4.2	Indenture, dated as of November 1, 2012, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto, Credit Suisse AG, as Notes Authorized Agent and as Collateral Agent, and Wells Fargo Bank, National Association, as Trustee, providing for the issuance of secured notes in series.(1)

4.3	Fifth Supplemental Indenture, dated as of July 27, 2016, among WMG Acquisition Corp., the guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 5.000% Senior Secured Notes due 2023.

(1)	Incorporated by reference to Warner Music Group Corp.’s Current Report on Form 8-K filed on November 7, 2012 (File No. 001-32502).